UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 21, 2019

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205, Arlington, Texas  76011

(Address of principal executive offices) (Zip Code)

(800) 289-2515

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

Effective as of January 21, 2019 the Board of Directors, by the affirmative vote of at least a majority of its members, voted to amend Article Two, Section 2.12 of the Company’s Bylaws, as amended to date, to read in its entirety as follows: “2.12. NUMBER OF DIRECTORS. The number of Directors of this Corporation shall be five (5). No Director need be a resident of Texas or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.”

Section 8 - Other Events

Item 8.01 Other Events

The Issuer’s proper address is 1521 North Cooper Street, Suite 205, Arlington, Texas  76011

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: January 25, 2019	Greenway Technologies By: /s/ Raymond Wright
Raymond Wright, Chairman of the Board